Exhibit 23.3

Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement on Form S-4 of Atlas Pipeline Partners, L.P. of our report dated April 15, 2013 related to the consolidated financial statements of TEAK Midstream, LLC and subsidiaries as of and for the year ended December 31, 2012 appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Hein & Associates LLP

Dallas, Texas

October 4, 2013